UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Magellan Health Services, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 13, 2006

To Shareholders of Magellan Health Services, Inc.:

Attached are revised pages 19 and 20 of the proxy statement distributed by the Board of Directors for the upcoming annual meeting of shareholders to be held on May 16, 2006. The “Summary Compensation Table” on those pages has been revised to include in column (e), “Other Annual Compensation,” cash amounts paid in 2005 and to be paid in 2006 to Steven Shulman, Chairman and Chief Executive Officer, Rene Lerer, M.D., President and Chief Operating Officer and Mark Demilio, Chief Financial Officer, as adjustments required by their employment agreements to estimated tax gross up payments that were made to them in 2004 pursuant to their employment agreements related to equity-based compensation they received in 2004. These tax gross-up requirements are included in their employment agreements as entered into in 2004 and are not the result of any amendment in their employment terms. Copies of their employment agreements have been included as exhibits to the Company’s Annual Reports on Form 10-K for 2004 and 2005 and the amounts of their equity-based compensation and of the tax gross-up payments made in 2004 were already included in the table and discussed in the related footnotes. The amounts paid in 2005 and to be paid in 2006 were inadvertently omitted from the table and have now been included and the corresponding discussion in the related footnotes revised to detail the 2005 and 2006 adjustment payments.

Sincerely,

Daniel Gregoire, Secretary

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth, for the fiscal year ended December 31, 2005 and the two preceding fiscal years ended December 31, 2004 and 2003, respectively, the compensation paid by the company to the company’s chief executive officer and the company’s four next most highly compensated executive officers serving at December 31, 2005 (collectively, the “Named Executive Officers”):

	Annual Compensation						Long Term Compensation
(a)	(b)	(c)	(d)		(e)		(f)		(g)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Other Annual Compensation ($)		Restricted Stock Award(s) ($)(2)		Securities Underlying Options/ SARs(#)	All Other Compensation ($)
Steven J. Shulman(3)	12-05	1,030,000	1,831,440		24,432	(4)	845,271	(5)	198,250	121,114	(6)
Chief Executive Officer and	12-04	992,949	2,500,000	(7)	3,344,749	(8)	2,409,738	(9)	1,445,511	116,495	(10)
Chairman of the Board	12-03	—	—		—		—		—	—
René Lerer, M.D.(11)	12-05	618,000	824,148		8,910	(12)	507,176	(13)	118,950	75,354	(14)
President and Chief Operating Officer	12-04	595,769	1,050,000		791,648	(15)	1,445,849	(16)	867,307	72,150	(17)
	12-03	—	—		—		—		—	—
Mark S. Demilio(18)	12-05	515,000	549,432		10,272	(19)	338,095	(20)	79,300	63,914	(21)
Chief Financial Officer	12-04	499,295	675,000		570,017	(22)	963,890	(23)	578,204	61,420	(24)
	12-03	400,000	553,340		—		—		—	5,981
Jeffrey D. Emerson(25)	12-05	337,500	210,000		—		200,160	(26)	46,950	7,074	(27)
Former Executive Vice President	12-04	300,000	270,000		—		—		50,000	32,587	(28)
	12-03	245,577	230,231		—		—		—	2,652
Daniel N. Gregoire(29)	12-05	305,417	235,000		6,483	(30)	82,622	(31)	69,380	36,788	(32)
General Counsel

(1)             The amounts shown as bonus for each year represent awards for service during that year paid in the following year.

(2)             Restricted stock awards are entitled to receive dividends, if any, prior to vesting. The company does not currently pay dividends. The aggregate number of shares of restricted stock held by the Named Executive Officers as of December 31, 2005, was 57,082 and the aggregate value of such shares based on the closing price on NASDAQ on December 30, 2005 ($31.45 per share) was $1,795,229.

(3)             Mr. Shulman became chief executive officer in December 2002. In fiscal 2003, he was compensated by Healthcare Partners, Inc. (“HPI”), a company  whose principals were Mr. Shulman and Dr. Lerer, which in turn was paid by the company via a consulting agreement. Mr. Shulman entered into an employment agreement with the Company on January 5, 2004, the effective date of the company’s plan of reorganization. See “Employment Agreements” below.

(4)             Includes $11,858, representing the aggregate imputed value of the difference between certain stock options the exercise price of which was corrected from $11.94 to $11.91 per share. Also includes $9,493 in personal use of a company car.

(5)             Consists of an award of 24,451 shares of restricted stock, valued at $34.57, the average of the opening and closing prices of the common stock on NASDAQ on March 10, 2005. This restricted stock award will vest in 25% increments on March 10, 2006, 2007, 2008 and 2009. After this award, Mr. Shulman held 24,451 shares of restricted stock as of December 31, 2005.

(6)             Consists of a SAP contribution of $114,400 made in 2006 for services in 2005, a 401(k) match of $6,300 and $414 in imputed income related to company-provided life insurance.

(7)             Includes a cash bonus of $2,000,000 and an award of 14,507 shares as a bonus for 2004 performance, valued at $34.46 per share, the average of the opening and closing prices on NASDAQ on March 14, 2005.

(8)             Includes imputed value to Mr. Shulman of $1,409,739 based on the market value of 83,963 shares purchased by him from the Company as provided by his employment agreement at $11.91 per share in January 2004. Also includes a gross-up amount of $1,935,010 related to such share purchase and a restricted stock grant, the fair market value of which is shown in Column (f).  Of the total gross up amount, $1,669,822 was paid in 2004, $190,295 was paid in 2005 and $74,893 will be paid in 2006.  The gross up amounts for 2005 and 2006 are adjustments required to be made under Mr. Shulman’s employment agreement to the original estimated tax gross up amount paid in 2004 pursuant to his employment agreement to reflect his actual tax liability resulting from his acquisition of such shares.

(9)             Consists of 83,963 restricted shares granted upon execution of Mr. Shulman’s employment agreement.

(10)       Consists of a SAP contribution of $110,000 made in 2005 for service in 2004, a 401(k) match of $6,150 and $345 in imputed income related to company-provided life insurance.

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(11)       Dr. Lerer became chief operating officer in January 2003 and president in October 2003. In fiscal 2003, he was compensated by HPI, which in turn was paid by the Company via a consulting agreement. Dr. Lerer entered into an employment agreement with the Company on the effective date of the company’s plan of reorganization. See “Employment Agreements” below.

(12)       Includes $3,644, representing the aggregate imputed value of the difference between certain stock options the exercise price of which was corrected from $11.94 to $11.91 per share. Also includes $3,660 in personal use of a company car.

(13)       Consists of an award of 14,671 shares of restricted stock, valued at $34.57, the average of the opening and closing prices of the common stock on NASDAQ on March 10, 2005. This restricted stock award will vest in 25% increments on March 10, 2006, 2007, 2008 and 2009. After this award, Dr. Lerer held 14,671 shares of restricted stock as of December 31, 2005.

(14)       Consists of a SAP contribution of $68,640 made in 2006 for services in 2005, a 401(k) match of $6,300 and $414 in imputed income related to company-provided life insurance.

(15)       Consists of a tax gross-up related to a restricted stock grant, the fair market value of which is shown in column (f).  Of the total gross up amount, $698,406 was paid in 2004, $55,221 was paid in 2005 and $38,021 will be paid in 2006.  The gross up amounts for 2005 and 2006 are adjustments required to be made under Dr. Lerer’s employment agreement to the original estimated tax gross up amount paid in 2004 pursuant to his employment agreement to reflect his actual tax liability resulting from his acquisition of such shares.

(16)       Consists of 50,378 restricted shares granted upon execution of Dr. Lerer’s employment agreement.

(17)       Consists of a SAP contribution of $66,000 made in 2005 for service in 2004 and a 401(k) match of $6,150.

(18)       Mr. Demilio became chief financial officer in October 2001.

(19)       Includes $2,411, representing the aggregate imputed value of the difference between certain stock options the exercise price of which was corrected from $11.94 to $11.91 per share. Also includes $7,861 in personal use of a company car.

(20)       Consists of an award of 9,780 shares of restricted stock, valued at $34.57, the average of the opening and closing prices of the common stock on NASDAQ on March 10, 2005. This restricted stock award will vest in 25% increments on March 10, 2006, 2007, 2008 and 2009. After this award, Mr. Demilio held 9,780 shares of restricted stock as of December 31, 2005.

(21)       Consists of a SAP contribution of $57,200  made in 2006 for services in 2005, a 401(k) match of $6,300 and $414 in imputed income related to company-provided life insurance.

(22)       Consists of a tax gross-up related to a restricted stock grant, the fair market value of which is shown in column (f).  Of the total gross up amount, $508,582 was paid in 2004, $35,290 was paid in 2005 and $26,145 will be paid in 2006.  The gross up amounts for 2005 and 2006 are adjustments required to be made under Mr. Demilio’s employment agreement to the original estimated tax gross up amount paid in 2004 pursuant to his employment agreement to reflect his actual tax liability resulting from his acquisition of such shares.

(23)       Consists of 33,585 restricted shares granted upon execution of Mr. Demilio’s employment agreement.

(24)       Consists of a SAP contribution of $55,000 made in 2005 for service in 2004, a 401(k) match of $6,150 and $270 in imputed income related to company-provided life insurance.

(25)       Mr. Emerson served as Executive Vice President, Employer Solutions, from November 2005 to January 2006, when he left the company.

(26)       Consists of an award of 5,790 shares of restricted stock, valued at $34.57, the average of the opening and closing prices of the common stock on NASDAQ on March 10, 2005. This restricted stock award will vest in 25% increments on March 10, 2006, 2007, 2008 and 2009. After this award, Mr. Emerson held 5,790 shares of restricted stock as of December 31, 2005.

(27)       Consists of a 401(k) match of $6,300 and $774 in imputed income related to company-provided life insurance.

(28)       Consists of a SAP contribution of $27,000 made in 2005 for service in 2004, a 401(k) match of $4,813 and $774 in imputed income related to company-provided life insurance.

(29)       Mr. Gregoire joined the Company in January 2005.

(30)       Consists of financial planning fees.

(31)       Consists of an award of 2,390 shares of restricted stock, valued at $34.57, the average of the opening and closing prices of the common stock on NASDAQ on March 10, 2005. This restricted stock award will vest in 25% increments on March 10, 2006, 2007, 2008 and 2009. After this award, Mr. Gregoire held 2,390 shares of restricted stock as of December 31, 2005.

(32)       Consists of  a SAP contribution of $35,750 made in 2006 for service in 2005, a 401(k) match of $813 and $225 in imputed income related to company-provided life insurance.

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